Exhibit 10(b)

                      Written Consent of Ernst & Young LLP

                         CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Independent Accountants" in the Statement of Additional Information and to the use of our report dated February 18, 2000, with respect to the statutory-basis financial statements and schedules of Western Reserve Life Assurance Co. of Ohio included in Post-Effective Amendment No. 1 to the Registration Statement (Form N-4 No. 333-84773) and related Prospectus of WRL Series Annuity Account.



                                                      ERNST & YOUNG LLP



Des Moines, Iowa
April 17, 2000